Exhibit 99.1

NUVERRA SCHEDULES THIRD QUARTER 2019 EARNINGS RELEASE
AND INVESTOR CONFERENCE CALL

SCOTTSDALE, AZ (October 22, 2019) - Nuverra Environmental Solutions, Inc. (NYSE American: NES) (the “Company”) announced today that it will report third quarter 2019 results on Tuesday, November 5, 2019. Charlie Thompson, Chairman of the Board and Chief Executive Officer, Robert Fox, President and Chief Operating Officer, and Stacy Hilgendorf, Vice President and Chief Financial Officer, will host a conference call with investors to discuss the Company’s operating results and business outlook at 11:00 a.m. Eastern Time on Wednesday, November 6, 2019.

Listeners can access the conference call via http://earningscall.nuverra.com or by dialing 1-888-788-0099 or 1-877-853-5247, conference ID 694 270 311. An archive of this conference call will be available on the Company’s website for 30 days beginning approximately 24 hours after conclusion of the call.

About Nuverra

Nuverra Environmental Solutions, Inc. is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, and disposal of restricted solids, water, wastewater, waste fluids, and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand strict environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Contacts

Nuverra Environmental Solutions, Inc.
Investor Relations
602-903-7802
ir@nuverra.com